EXHIBIT 21

SUBSIDIARIES OF WORLD ACCEPTANCE CORPORATION

Corporate Name	State of Incorporation/ Establishment
World Acceptance Corporation	South Carolina
World Acceptance Corporation of Alabama	Alabama
World Finance Corporation of Colorado	Colorado
World Finance Company of Georgia, LLC	Georgia
World Finance Corporation of Illinois	Illinois
World Finance Company of Idaho, LLC	Idaho
World Finance Company of Indiana, LLC	Indiana
World Finance Company of Kentucky, LLC	Kentucky
World Finance Corporation of Louisiana	Louisiana
World Finance Company of Mississippi, LLC	Mississippi
World Acceptance Corporation of Missouri	Missouri
World Finance Corporation of New Mexico	New Mexico
World Finance Company of Oklahoma, LLC	Oklahoma
WFC Receivables I, LLC	Delaware
WFC Receivables II, LLC	Delaware
World Finance Company of South Carolina, LLC	South Carolina
WFC of South Carolina, Inc.	South Carolina
WFC Services, Inc. (SC)	South Carolina
World Finance Corporation of Tennessee	Tennessee
WFC Limited Partnership	Texas
World Finance Corporation of Wisconsin	Wisconsin
WAC Insurance Company, Ltd.	Turks & Caicos Islands
WAC of Oklahoma, LP	Oklahoma
WAC of South Carolina, LLC	South Carolina
World Finance Company of Utah, LLC	Utah
WAC Credit Card Services, LLC	Utah